                                                                    EXHIBIT 99.1


                                                                            NEWS
[LOGO]



VERITAS Software
1600 Plymouth Street
Mountain View, CA 94043
650.335.8000



FOR IMMEDIATE RELEASE


           VERITAS SOFTWARE CORPORATION ADOPTS STOCKHOLDER RIGHTS PLAN



        MOUNTAIN VIEW, CALIF., JUNE 18, 1999 - VERITAS(R) Software Corporation (NASDAQ:VRTS), the industry's leading enterprise-class application storage management software provider, today announced that its Board of Directors has adopted a stockholder rights plan designed to protect the long-term value of the company for its stockholders during any future unsolicited acquisition attempt. This Plan replaces the Stockholder Rights Plan adopted by VERITAS in October of last year.

        In connection with the plan, the Board declared a dividend of one preferred share purchase right for each share of VERITAS common stock outstanding on June 25, 1999 (the "Record Date") and further directed the issuance of one such right with respect to each share of VERITAS common stock that is issued after the Record Date, except in certain circumstances. The rights will expire on June 16, 2009.

        The rights are initially attached to VERITAS stock and will not trade separately. If a person or a group (an "Acquiring Person") acquires 15 percent or more of VERITAS stock, or announces an intention to make a tender offer for VERITAS stock the consummation of which would result in a person or group becoming an Acquiring Person, then the rights will be distributed (the "Distribution Date") and will thereafter trade separately from the stock. Seagate Software, Inc., Seagate Technology, Inc. and their subsidiaries are deemed not to be an Acquiring Person as a result of Seagate's acquisition of VERITAS stock in the recently-closed acquisition by VERITAS of

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Seagate's network storage management business unless Seagate subsequently increases its ownership of VERITAS stock by 1% or more.

        After distribution, each right may be exercised for 1/100th of a share of VERITAS Series A Junior Participating Preferred Stock at an exercise price of $550.00 per share. The preferred stock has been structured so that the value of 1/100th of a share of preferred stock will approximate the value of one share of VERITAS common stock.

        Upon a person becoming an Acquiring Person, holders of the rights (other than an Acquiring Person) will have the right to acquire shares of VERITAS stock at a substantially discounted price.

        Additionally, if a person becomes an Acquiring Person and VERITAS is acquired in a merger or other business combination, or 50 percent or more of its assets are sold in a transaction with an Acquiring Person, the holders of rights (other than an Acquiring Person) will have the right to receive shares of the acquiring corporation's stock at a substantially discounted price.

        After a person has become an Acquiring Person, the VERITAS Board may, at its option, exchange each outstanding right (other than those held by an Acquiring Person) for one share of VERITAS common stock.

        The Board may redeem outstanding rights at any time prior to a person becoming an Acquiring Person, at a price of $0.001 per right. Prior to such time, the terms of the rights may be amended by the Board.

ABOUT VERITAS SOFTWARE

For enterprise customers who demand the continuous availability of business critical information, VERITAS Software Corporation (Nasdaq:VRTS), the industry's leading enterprise-class application storage management software provider, ensures information availability from business-critical applications by delivering integrated, cross-platform storage management software solutions. The Company's products enable Business Without Interruption(TM) and are designed to protect, access and manage business-critical application information. VERITAS Software products are delivered through a global end user sales force and a worldwide network of enterprise VARs, resellers and OEM partners. The Company's corporate headquarters is located at 1600 Plymouth Street, Mountain View, CA 94043. Telephone: (650) 335-8000. Fax: (650) 335-8050. Email:
vx-sales@veritas.com WWW site: http://www.veritas.com.

FOR FURTHER INFORMATION CONTACT:

Ken Lonchar, Sr. VP and Chief Financial Officer, VERITAS Software, (650) 526-2501, kenl@veritas.com.


                                     -more-

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Marge Duncan, Director of Investor Relations, VERITAS Software, (650) 526-2508, marge@veritas.com.

This press release includes estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including the unpredictability of acquisitions, if any, and how the shareholder rights plan will be triggered, that could cause actual results to differ materially from such forward-looking statements. For more information regarding potential risks see the "Risk Factors" section of our most recent reports on Form 10-K and Form 10-Q on file with the SEC.

VERITAS is a registered trademark of VERITAS Software Corporation in the US and other countries. The VERITAS logo and "Business without Interruption" are trademarks of VERITAS Software Corporation in the US and other countries. Other product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.